Exhibit 99.1

Proofpoint Announces Fourth Quarter and Full Year 2016 Financial Results

Fourth Quarter Highlights

•                       Total revenue of $106.8 million, up 43% year-over-year

•                       Billings of $138.4 million, up 42% year-over-year

•                       GAAP EPS of $(0.54) per share, Non-GAAP EPS of $0.18 per share

•                       Generated operating cash flow of $41.2 million and free cash flow of $32.4 million

•                       Increasing FY17 billings, revenue, profitability and free cash flow guidance

SUNNYVALE, Calif., — January 26, 2017 — Proofpoint, Inc. (NASDAQ: PFPT), a leading next-generation security and compliance company, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“We were very pleased with our strong fourth quarter results, which capped off another record year for the company,” stated Gary Steele, chief executive officer of Proofpoint.  “During the quarter, the better-than-expected results were driven by the ongoing robust demand for our advanced threat solutions, high competitive win rates, traction with new products, robust add-on activity and consistently high renewal rates.  The company remains well-positioned to maintain momentum in 2017 and beyond as enterprises continue to select Proofpoint’s cloud-based advanced threat protection solution over legacy alternatives, given our proven capability in handling today’s advanced security threats.”

Fourth Quarter 2016 Financial Highlights

•                  Revenue: Total revenue for the fourth quarter of 2016 was $106.8 million, an increase of 43% compared to $74.9 million for the fourth quarter of 2015.

•                  Billings: Total billings were $138.4 million for the fourth quarter of 2016, an increase of 42% compared to $97.5 million for the fourth quarter of 2015.

•                  Gross Profit: GAAP gross profit for the fourth quarter of 2016 was $77.0 million compared to $51.0 million for the fourth quarter of 2015.  Non-GAAP gross profit for the fourth quarter of 2016 was $82.3 million compared to $54.9 million for the fourth quarter of 2015.  GAAP gross margin for the fourth quarter of 2016 was 72% compared to 68% for the fourth quarter of 2015.  Non-GAAP gross margin was 77% for the fourth quarter of 2016 compared to 73% for the fourth quarter of 2015.

•                  Operating Income (Loss): GAAP operating loss for the fourth quarter of 2016 was $(16.1) million compared to a loss of $(21.0) million for the fourth quarter of 2015.  Non-GAAP operating profit for the fourth quarter of 2016 was $9.9 million compared to $1.0 million for the fourth quarter of 2015.

•                  Net Income (Loss): GAAP net loss for the fourth quarter of 2016 was $(22.9) million, or $(0.54) per share, based on 42.6 million weighted average shares outstanding.  This compares to a GAAP net loss of $(27.4) million, or $(0.68) per share, based on 40.5 million weighted average shares outstanding for the fourth quarter of 2015.

Non-GAAP net profit for the fourth quarter of 2016 was $8.5 million, or $0.18 per share, based on 54.4 million weighted average diluted shares outstanding.  This compares to a non-GAAP net loss of $(0.4) million, or $(0.01) per share, based on 40.5 million weighted average diluted shares outstanding for the fourth quarter of 2015.  Non-GAAP earnings per share for the fourth quarter of 2016 included the shares associated with the company’s convertible notes, and cash interest expense (net of tax) of $1.1 million was added back to net income as the “If-Converted” threshold during the period was achieved.

•                  Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2016 was $14.8 million compared to $4.6 million for the fourth quarter of 2015.

•                  Cash and Cash Flow: As of December 31, 2016, Proofpoint had cash, cash equivalents and short term investments of $396.8 million.  The company generated $41.2 million in net cash from operations for the fourth quarter of 2016 compared to $8.2 million during the fourth quarter of 2015.  The company’s free cash flow for the quarter was $32.4 million compared to $0.5 million for the fourth quarter of 2015.

“We were very pleased with our strong fourth quarter execution, particularly our ability to surpass $100 million in quarterly revenue while generating record free cash flow,” stated Paul Auvil, chief financial officer of Proofpoint.  “During 2016, we delivered billings growth of 43%, revenue growth of 41% and nearly tripled free cash flow.”

Full Year 2016 Financial Highlights

•                  Revenue: Total revenue for the full year of 2016 was $375.5 million, an increase of 41% compared to $265.4 million in 2015.

•                  Billings: Total billings for the full year of 2016 were $462.8 million, an increase of 43% compared to $324.3 million in 2015.

•                  Gross Profit: GAAP gross profit for the full year of 2016 was $266.9 million compared to $181.3 million for 2015.  Non-GAAP gross profit for the full year of 2016 was $285.2 million compared to $194.5 million for 2015.  GAAP gross margin for the full year of 2016 was 71% compared to 68% for 2015.  Non-GAAP gross margin was 76% for the full year of 2016 compared to 73% for 2015.

•                  Operating Income (Loss): GAAP operating loss for the full year of 2016 was $(85.6) million compared to a loss of $(78.2) million for 2015.  Non-GAAP operating profit for the full year of 2016 was $21.6 million compared to a loss of $(0.3) million for 2015.

•                  Net Income (Loss): GAAP net loss for the full year of 2016 was $(111.2) million, or $(2.66) per share, based on 41.9 million weighted average shares outstanding.  This compares to a GAAP net loss of $(98.7) million, or $(2.48) per share, based on 39.8 million weighted average shares outstanding for 2015.

Non-GAAP net profit for the full year of 2016 was $16.9 million, or $0.37 per share, based on 45.8 million weighted average diluted shares outstanding.  This compares to a non-GAAP net loss of $(6.1) million, or $(0.15) per share, based on 39.8 million weighted average diluted shares outstanding for 2015.  Non-GAAP earnings per share for the full year of 2016 excluded the shares associated with the company’s convertible notes since the “If-Converted” threshold during the period was not achieved.

•                  Adjusted EBITDA: Adjusted EBITDA for the full year of 2016 was $38.7 million compared to $12.3 million for 2015.

•                  Cash Flow: The company generated $94.2 million in net cash from operations for the full year of 2016 compared to $46.5 million during 2015.  The company generated free cash flow of $59.8 million for the full year of 2016 compared to $20.7 million during 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Recent Business Highlights:

•                  Achieved Federal Risk and Authorization Management Program (FedRAMP) certification for Proofpoint’s cloud-based information archiving solution.

•                  Closed the acquisition of FireLayers, an innovator in cloud security, which will extend Proofpoint’s Targeted Attack Protection to SaaS applications enabling customers to protect their employees using SaaS applications from advanced malware.

•                  Positioned in the Leaders quadrant of Gartner’s 2016 Magic Quadrant for Enterprise Information Archiving for the fifth consecutive year.

Financial Outlook

As of January 26, 2017, Proofpoint is providing guidance for its first quarter and increasing full year 2017 guidance as follows:

•                  First Quarter 2017 Guidance: Total revenue is expected to be in the range of $109.0 million to $111.0 million.  Billings are expected to be in the range of $133.0 million to $135.0 million.  GAAP loss is expected to be in the range of $(31.6) million to $(28.5) million, or $(0.73) to $(0.66) per share, based on approximately 43.2 million weighted average diluted shares outstanding.  Non-GAAP net income is expected to be in the range of $3.0 to $4.0 million, or $0.07 to $0.09 per share, using 54.7 million weighted average diluted shares outstanding, and adding back the $1.1 million in cash interest expense as prescribed under the “If-Converted” method.  Free cash flow is expected to be in the range of $15.0 million to $20.0 million.

•                  Full Year 2017 Guidance: Total revenue is expected to be in the range of $488.0 million to $492.0 million.  Billings are expected to be in the range of $611.0 million to $615.0 million.  GAAP loss is expected to be in the range of $(121.4) million to $(113.3) million, or $(2.75) to $(2.57) per share, based on approximately 44.1 million weighted average diluted shares outstanding.  Non-GAAP net income is expected to be in the range of $23.0 to $25.0 million, or $0.49 to $0.52 per share, using 55.7 million weighted average diluted shares outstanding, and adding back the $4.2 million in cash interest expense as prescribed under the “If-Converted” method.  Free cash flow is expected to be in the range of $95.0 million to $105.0 million, which assumes capital expenditures of $40.0 million to $42.0 million for the full year.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the fourth quarter ended December 31, 2016.  To access this call, dial (888) 204-4517 for the U.S. or Canada and (913) 312-0644 for international callers with conference ID #7351005.  A live webcast of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com.  An audio replay of this conference call will also be available through February 9, 2017, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode #7351005.

About Proofpoint, Inc.

Proofpoint Inc. (NASDAQ:PFPT) is a leading next-generation security and compliance company that provides cloud-based solutions to protect the way people work today. Proofpoint solutions enable organizations to protect their users from advanced attacks delivered via email, social media and mobile apps, protect the information their users create from advanced attacks and compliance risks, and respond quickly when incidents occur. More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding momentum in the company’s business, market position, win rates and renewal rates, future growth, and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation and market acceptance thereof; the ability to attract and retain key personnel; potential changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; security breaches, which could affect our brand; the costs of litigation; the impact of changes in foreign currency exchange rates; the effect of general economic conditions, including as a result of specific economic risks in different geographies and among different industries; risks related to integrating the employees, customers and technologies of acquired businesses; assumption of unknown liabilities from acquisitions; ability to retain customers of acquired entities; and the other risk factors set forth from time to time in our filings with the SEC, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2016, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Computational Guidance on Earnings Per Share Estimates

Accounting principles require that EPS be computed based on the weighted average shares outstanding (“basic”), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, convertible notes, etc.) if those potentially issuable shares would reduce EPS (“diluted”).

The number of shares related to options and similar instruments included in diluted EPS is based on the “Treasury Stock Method” prescribed in Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share (“FASB ASC Topic 260”). This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option exercise at a price equal to the issuer’s average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options and similar instruments is dependent on this average stock price and will increase as the average stock price increases.

The number of shares includable in the calculation of diluted EPS in respect of convertible senior notes is based on the “If Converted” method prescribed in FASB ASC Topic 260. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument. Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings. Each series of convertible securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit and gross margin. We define non-GAAP gross profit as GAAP gross profit, adjusted to exclude stock-based compensation expense and the amortization of intangibles associated with acquisitions. We define non-GAAP gross margin as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges that can fluctuate for Proofpoint, based on timing of equity award grants and the size, timing and purchase price allocation of acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross margin versus gross profit and gross margin, in each case, calculated in accordance with GAAP. For example, stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit and non-GAAP gross margin may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross margin and evaluating non-GAAP gross profit and non-GAAP gross margin together with gross profit and gross margin calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss, adjusted to exclude stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation. Costs associated with acquisitions include legal, accounting, and other professional fees, as well as changes in the fair value of contingent consideration obligations. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, as noted above, non-GAAP operating loss excludes stock-based compensation expense. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations, and some of these items are cash-based. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss, adjusted to exclude stock-based compensation expense, amortization of intangibles, costs associated with acquisitions and litigation, non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering, and tax effects associated with these items. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles and costs associated with acquisitions and litigation, and non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period, but excluding additions to deferred revenue from acquisitions. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. Billings include amounts that have not yet been recognized as revenue, but exclude additions to deferred revenue from acquisitions. We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition- and litigation-related expense, other income (expense), net. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excluding some items that are cash based.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Subscription	$104,082	$72,472	$365,960	$257,329
Hardware and services	2,723	2,467	9,536	8,068
Total revenue	106,805	74,939	375,496	265,397
Cost of revenue:(1)(2)
Subscription	25,849	20,374	94,716	71,746
Hardware and services	3,982	3,518	13,877	12,312
Total cost of revenue	29,831	23,892	108,593	84,058
Gross profit	76,974	51,047	266,903	181,339
Operating expense:(1)(2)
Research and development	27,772	20,092	98,506	74,459
Sales and marketing	54,550	41,174	201,204	148,414
General and administrative	10,778	10,827	52,774	36,616
Total operating expense	93,100	72,093	352,484	259,489
Operating loss	(16,126)	(21,046)	(85,581)	(78,150)
Interest expense	(6,009)	(5,912)	(23,538)	(18,000)
Other expense, net	(575)	(292)	(1,103)	(1,927)
Loss before provision for income taxes	(22,710)	(27,250)	(110,222)	(98,077)
Provision for income taxes	(174)	(142)	(986)	(635)
Net loss	$(22,884)	$(27,392)	$(111,208)	$(98,712)
Net loss per share, basic and diluted	$(0.54)	$(0.68)	$(2.66)	$(2.48)
Weighted average shares outstanding, basic and diluted	42,616	40,531	41,859	39,787

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$1,988	$1,408	$7,427	$5,028
Cost of hardware and services revenue	374	324	1,494	1,098
Research and development	6,844	5,110	24,342	20,672
Sales and marketing	7,897	6,016	28,607	21,511
General and administrative	4,439	3,379	16,826	11,785
Total stock-based compensation expense	$21,542	$16,237	$78,696	$60,094
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$2,965	$2,165	$9,423	$7,079
Research and development	15	22	60	91
Sales and marketing	1,000	1,235	4,938	5,074
General and administrative	—	—	—	12
Total intangible amortization expense	$3,980	$3,422	$14,421	$12,256

Proofpoint, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$345,426	$346,205
Short-term investments	51,325	60,032
Accounts receivable, net	72,951	54,522
Inventory	598	485
Deferred product costs	1,829	2,228
Deferred commissions	21,168	19,314
Prepaid expenses and other current assets	17,498	5,695
Total current assets	510,795	488,481
Property and equipment, net	52,523	34,501
Deferred product costs	310	314
Goodwill	167,270	133,769
Intangible assets, net	61,708	41,330
Long-term deferred commissions	4,496	3,488
Other assets	4,558	3,733
Total assets	$801,660	$705,616
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,297	$14,081
Accrued liabilities	51,177	35,053
Capital lease obligations	32	32
Deferred rent	409	496
Deferred revenue	259,109	182,195
Total current liabilities	326,024	231,857
Convertible senior notes	366,541	345,699
Long-term capital lease obligations	91	123
Long-term deferred rent	2,413	2,033
Other long-term liabilities	9,008	1,188
Long-term deferred revenue	53,072	41,531
Total liabilities	757,149	622,431
Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized; 43,015 and 40,840 shares issued and outstanding at December 31, 2016 and 2015, respectively	4	4
Additional paid-in capital	513,622	441,104
Accumulated other comprehensive loss	(7)	(23)
Accumulated deficit	(469,108)	(357,900)
Total stockholders’ equity	44,511	83,185
Total liabilities and stockholders’ equity	$801,660	$705,616

Proofpoint, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(22,884)	$(27,392)	$(111,208)	$(98,712)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,839	6,960	31,552	24,900
Loss on disposal of property and equipment	129	38	434	162
Amortization of investment premiums, net of accretion of purchase discounts	(48)	12	4	103
Allowance (recovery) for doubtful accounts	52	27	17	(231)
Stock-based compensation	21,542	16,237	78,696	60,094
Change in fair value of contingent consideration	(669)	—	(669)	—
Amortization of debt issuance costs and accretion of debt discount	5,326	5,022	20,842	14,933
Foreign currency transaction loss	593	240	852	1,657
Changes in assets and liabilities:
Accounts receivable	(3,920)	(16,084)	(18,754)	(12,811)
Inventory	(168)	353	(113)	14
Deferred products costs	(2)	90	402	(388)
Deferred commissions	(3,228)	(3,983)	(2,862)	(7,742)
Prepaid expenses	(191)	181	(2,660)	(1,829)
Other current assets	(1,933)	(519)	(1,472)	104
Deferred income taxes	22	153	(1)	509
Long-term assets	911	2	959	47
Accounts payable	1,365	4,633	4,271	2,460
Accrued liabilities	3,465	(486)	6,398	4,448
Deferred rent	395	164	292	(165)
Deferred revenue	31,642	22,570	87,255	58,951
Net cash provided by operating activities	41,238	8,218	94,235	46,504
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	20,343	4,597	123,405	39,056
Purchase of short-term investments	(33,453)	(16,459)	(114,686)	(64,537)
Purchase of property and equipment	(8,880)	(7,700)	(34,407)	(25,827)
Payment to escrow account	—	—	(9,645)	—
Receipts from escrow account	260	—	260	—
Acquisitions of business, net of cash acquired	(45,807)	(11,499)	(54,158)	(51,553)
Net cash used in investing activities	(67,537)	(31,061)	(89,231)	(102,861)
Cash flows from financing activities
Proceeds from issuance of common stock	6,633	6,702	21,779	18,583
Withholding taxes related to restricted stock net share settlement	(8,573)	(5,652)	(25,588)	(18,108)
Payments of debt issuance costs	—	—	—	(371)
Proceeds from issuance of convertible senior notes	—	—	—	223,790
Repayments of equipment loans and capital lease obligations	(8)	(7)	(32)	(706)
Holdback payments for prior acquisitions	—	—	(1,397)	—
Net cash (used in) provided by financing activities	(1,948)	1,043	(5,238)	223,188
Effect of exchange rate changes on cash and cash equivalents	(509)	(166)	(545)	(963)
Net (decrease) increase in cash and cash equivalents	(28,756)	(21,966)	(779)	165,868
Cash and cash equivalents
Beginning of period	374,182	368,171	346,205	180,337
End of period	$345,426	$346,205	$345,426	$346,205

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP gross profit	$76,974	$51,047	$266,903	$181,339
GAAP gross margin	72%	68%	71%	68%
Plus:
Stock-based compensation expense	2,362	1,732	8,921	6,126
Intangible amortization expense	2,965	2,165	9,423	7,079
Non-GAAP gross profit	82,301	54,944	285,247	194,544
Non-GAAP gross margin	77%	73%	76%	73%

GAAP operating loss	(16,126)	(21,046)	(85,581)	(78,150)
Plus:
Stock-based compensation expense	21,542	16,237	78,696	60,094
Intangible amortization expense	3,980	3,422	14,421	12,256
Acquisition-related expenses	494	360	1,080	911
Litigation-related expenses	9	2,045	12,950	4,577
Non-GAAP operating income (loss)	9,899	1,018	21,566	(312)

GAAP net loss	(22,884)	(27,392)	(111,208)	(98,712)
Plus:
Stock-based compensation expense	21,542	16,237	78,696	60,094
Intangible amortization expense	3,980	3,422	14,421	12,256
Acquisition-related expenses	494	360	1,080	911
Litigation-related expenses	9	2,045	12,950	4,577
Interest expense - debt discount and issuance costs	5,326	5,022	20,842	14,933
Income tax benefit (expense)	26	(70)	99	(181)
Non-GAAP net income (loss)	$8,493	$(376)	$16,880	$(6,122)
Add interest expense of convertible senior notes, net of tax (1)	1,060	—	—	—
Numerator for non-GAAP EPS calculation	$9,553	$(376)	$16,880	$(6,122)
Non-GAAP net income (loss) per share - diluted	$0.18	$(0.01)	$0.37	$(0.15)

GAAP weighted-average shares used to compute net loss per share, diluted	42,616	40,531	41,859	39,787
Dilutive effect of convertible senior notes (1)	7,989	—	—	—
Dilutive effect of employee equity incentive plan awards (2)	3,802	—	3,908	—
Non-GAAP weighted-average shares used to compute net income (loss) per share, diluted	54,407	40,531	45,767	39,787

(1) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(2) The Company uses the treasury method to compute the dilutive effect of employee equity incentive plan awards.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net loss	$(22,884)	$(27,392)	$(111,208)	$(98,712)
Depreciation	4,859	3,537	17,131	12,644
Amortization of intangible assets	3,980	3,422	14,421	12,256
Interest expense	6,009	5,912	23,538	18,000
Provision for income taxes	174	142	986	635
EBITDA	$(7,862)	$(14,379)	$(55,132)	$(55,177)

Stock-based compensation expense	$21,542	$16,237	$78,696	$60,094
Acquisition-related expenses	494	360	1,080	911
Litigation-related expenses	9	2,045	12,950	4,577
Other expense, net	575	292	1,103	1,927
Adjusted EBITDA	$14,758	$4,555	$38,697	$12,332

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Total revenue	$106,805	$74,939	$375,496	$265,397

Deferred revenue
Ending	312,181	223,726	312,181	223,726
Beginning	280,539	199,756	223,726	162,675
Net Change	31,642	23,970	88,455	61,051
Less:
Deferred revenue contributed by acquisitions	—	(1,400)	(1,200)	(2,100)
Billings	$138,447	$97,509	$462,751	$324,348

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP cash flows provided by operating activities	$41,238	$8,218	$94,235	$46,504
Less:
Purchases of property and equipment	(8,880)	(7,700)	(34,407)	(25,827)
Non-GAAP free cash flows	$32,358	$518	$59,828	$20,677

Revenue by Solution

(In thousands)

(Unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Protection and Advanced Threat	$78,698	$72,664	$64,797	$56,462	$53,544	$47,920
Archiving, Privacy and Governance	28,107	27,120	25,107	22,541	21,395	21,229
Total revenue	$106,805	$99,784	$89,904	$79,003	$74,939	$69,149

Reconciliation of Non-GAAP Measures to Guidance

(In millions, except per share amount)

(Unaudited)

	Three Months Ending	Year Ending
	March 31,	December 31,
	2017	2017

GAAP net loss	$(31.6) - $(28.5)	$(121.4) - $(113.3)
Plus:
Stock-based compensation expense	25.0 - 23.0	106.0 - 100.0
Intangible amortization expense	4.2	16.4
Acquisition-related expenses	—	—
Litigation-related expenses	—	—
Interest expense - debt discount and issuance costs	5.4	22.1
Income tax expense	(0.0) - (0.1)	(0.1) - (0.2)
Non-GAAP net income	$3.0 - $4.0	$23.0 - $25.0
Add interest expense of convertible senior notes, net of tax (if dilutive)	1.1	4.2
Numerator for non-GAAP EPS calculation	$4.1 - $5.1	$27.2 - $29.2
Non-GAAP net income per share - diluted	$0.07 - $0.09	$0.49 - $0.52
Non-GAAP weighted-average shares used to compute net income per share, diluted	54.7	55.7

	Three Months Ending	Year Ending
	March 31,	December 31,
	2017	2017

GAAP cash flows provided by operating activities	$27.5 - $33.5	$135.0 - $147.0
Less:
Purchases of property and equipment	12.5 - 13.5	40.0 - 42.0
Non-GAAP free cash flows	$15.0 - $20.0	$95.0 - $105.0

Media Contact

Kristy Campbell

Proofpoint, Inc.

408-517-4710

kcampbell@proofpoint.com

Investor Contacts

Jason Starr	Seth Potter
Proofpoint, Inc.	ICR for Proofpoint, Inc.
408-585-4351	646-277-1230
jstarr@proofpoint.com	seth.potter@icrinc.com